U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TKK SYMPHONY ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2039, 2/F United Center, 95 Queensway Admiralty, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Ordinary Share, one Right and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC

Rights, exchangeable into one-tenth of one Ordinary Share	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, for $11.50 per whole Ordinary Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-226423
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

 Explanatory Note

This Amendment No. 1 to the Form 8-A filed with the Securities and Exchange Commission on August 14, 2018 (the “Original Filing”) is being filed to correct a clerical error on the cover page of the Original Filing. The disclosure under Items 1 and 2 below remains unchanged from the Original Filing.

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, rights exchangeable into one-tenth of one ordinary share and warrants to purchase ordinary shares of TKK Symphony Acquisition Corporation (the “Company”). The description of the units, ordinary shares, rights and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-226423) originally filed with the Securities and Exchange Commission on July 30, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-226423), filed with the Securities and Exchange Commission on July 30, 2018).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.2	Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.4	Specimen Right Certificate (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.5 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.6 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

10.2	Form of Share Escrow Agreement between Continental Stock Transfer & Trust Company, the Company and certain shareholders of the Company (incorporated by reference to Exhibit 10.3 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

10.3	Form of Registration Rights Agreement between the Company and certain security holders (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-226423), filed with the Securities and Exchange Commission on August 6, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

TKK SYMPHONY ACQUISITION CORPORATION

By:	/s/ Sing Wang
Sing Wang
Chief Executive Officer

Dated: August 15, 2018

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